EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ASR (No. 333-202524) of HSBC USA Inc. of our report dated February 21, 2017 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
New York, New York
February 21, 2017